Exhibit 4.3

Prepared by: Jeffrey M. Taylor
701 Ninth Street, N.W. - Mail Stop EP1300
Washington, D.C. 20068
Phone (202) 872-2246

Return to: Jeffrey M. Taylor
Associate General Counsel - PHI
701 Ninth Street, N.W. - Mail Stop EP1300
Washington, D.C. 20068
Phone (202) 872-2246

POTOMAC ELECTRIC POWER COMPANY

701 Ninth Street, N.W., Washington, D.C.

TO

THE BANK OF NEW YORK MELLON

101 Barclay Street, New York, NY

as Trustee

Supplemental Indenture

Dated as of March 9, 2015

Supplemental to Mortgage and Deed of Trust

Dated July 1, 1936

FIRST MORTGAGE BONDS, 4.15% SERIES DUE MARCH 15, 2043

POTOMAC ELECTRIC POWER COMPANY

SUPPLEMENTAL INDENTURE DATED AS OF MARCH 9, 2015

TABLE OF CONTENTS*

		PAGE
Parties		1
Recitals		1
	PART I

	Additional Issuance of Bonds of 4.15% Series	5

	PART II

	Additional Particular Covenants of the Company	5

Section 1.	Company not to withdraw moneys pursuant to Section 2 of Article VIII in excess of an amount equal to principal amount of issued refundable bonds	5
Section 2.	No property additions made on or prior to December 31, 1946 to be used for any purpose under the Indenture	6

	PART III

	Amendment of Indenture to Permit Qualification Under the Trust Indenture Act	6

	PART IV

	The Trustee	6

	PART V

	Miscellaneous Provisions	6

	Execution of Supplemental Indenture in counterparts
	Appointment of attorneys-in-fact by parties
	Testimonium
	Execution
	Company’s Acknowledgments
	Trustee’s Acknowledgments

*The Table of Contents is not part of the Supplemental Indenture and should not be considered as such. It is included herein only for purposes of convenient reference.

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SUPPLEMENTAL INDENTURE, dated as of March 9, 2015, made by and between Potomac Electric Power Company, a corporation organized and existing under the laws of the District of Columbia and a domestic corporation of the Commonwealth of Virginia (hereinafter sometimes called the “Company”), party of the first part, and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York (hereinafter sometimes called the “Trustee”), as trustee under the Mortgage and Deed of Trust dated July 1, 1936, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered its Mortgage and Deed of Trust, dated July 1, 1936 (hereinafter sometimes referred to as the “Original Indenture”), to The Riggs National Bank of Washington, D.C., as trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series; and

WHEREAS, the Trustee has succeeded The Riggs National Bank of Washington, D.C. as trustee under the Original Indenture pursuant to Article XIII, Section 3 thereof; and

WHEREAS, pursuant to the terms and provisions of the Original Indenture, indentures supplemental thereto dated as of July 1, 1936, December 1, 1939, August 1, 1940, August 1, 1942, January 1, 1948, May 1, 1949, May 1, 1950, March 1, 1952, May 15, 1953, May 16, 1955, June 1, 1956, December 1, 1958, November 16, 1959, December 1, 1960, February 15, 1963, May 15, 1964, April 1, 1966, May 1, 1967, February 15, 1968, March 15, 1969, February 15, 1970, August 15, 1970, September 15, 1972, April 1, 1973, January 2, 1974, August 15, 1974, August 15, 1974, June 15, 1977, July 1, 1979, June 16, 1981, June 17, 1981, December 1, 1981, August 1, 1982, October 1, 1982, April 15, 1983, November 1, 1985, March 1, 1986, November 1, 1986, March 1, 1987, September 16, 1987, May 1, 1989, August 1, 1989, April 5, 1990, May 21, 1991, May 7, 1992, September 1, 1992, November 1, 1992, March 1, 1993, March 2, 1993, July 1, 1993, August 20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994, February 11, 1994, March 10, 1995, September 6, 1995, September 7, 1995, October 2, 1997, March 17, 1999, November 17, 2003, March 16, 2004, May 24, 2005, April 1, 2006, November 13, 2007, March 24, 2008, December 3, 2008, March 28, 2012, March 11, 2013, November 14, 2013 and March 11, 2014 have been heretofore entered into between the Company and the Trustee to provide, respectively, for the creation of the first through the seventy-fifth series of Bonds thereunder and, in the case of the supplemental indentures dated January 1, 1948, March 1, 1952, May 15, 1953, May 16, 1955, June 1, 1956, September 15, 1972, July 1, 1979, June 17, 1981, November 1, 1985, September 16, 1987, May 1, 1989, May 21, 1991, May 7, 1992, July 1, 1993, October 2, 1997, December 19, 2014 and one of the supplemental indentures dated August 15, 1974, to convey additional property; and

WHEREAS, $20,000,000 principal amount of Bonds of the 3-1/4% Series due 1966 (the first series), $5,000,000 principal amount of Bonds of the 3-1/4% Series due 1974 (the second series), $10,000,000 principal amount of Bonds of the 3-1/4% Series due 1975 (the third series), $5,000,000 principal amount of Bonds of the 3-1/4% Series due 1977 (the fourth series), $15,000,000 principal amount of Bonds of the 3% Series due 1983 (the fifth series), $10,000,000 principal amount of Bonds of the 2-7/8% Series due 1984 (the sixth series), $30,000,000 principal amount of Bonds of the 2-3/4% Series due 1985 (the seventh series), $15,000,000 principal amount of Bonds of the 3-1/4% Series due 1987 (the eighth series), $10,000,000

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principal amount of Bonds of the 3-7/8% Series due 1988 (the ninth series), $10,000,000 principal amount of Bonds of the 3-3/8% Series due 1990 (the tenth series), $10,000,000 principal amount of Bonds of the 3-5/8% Series due 1991 (the eleventh series), $25,000,000 principal amount of Bonds of the 4-5/8% Series due 1993 (the twelfth series), $15,000,000 principal amount of Bonds of the 5-1/4% Series due 1994 (the thirteenth series), $40,000,000 principal amount of Bonds of the 5% Series due 1995 (the fourteenth series), $50,000,000 principal amount of Bonds of the 4-3/8% Series due 1998 (the fifteenth series), $45,000,000 principal amount of Bonds of the 4-1/2% Series due 1999 (the sixteenth series), $15,000,000 principal amount of Bonds of the 5-1/8% Series due 2001 (the seventeenth series), $35,000,000 principal amount of Bonds of the 5-7/8% Series due 2002 (the eighteenth series), $40,000,000 principal amount of Bonds of the 6-5/8% Series due 2003 (the nineteenth series), $45,000,000 principal amount of Bonds of the 7-3/4% Series due 2004 (the twentieth series), $35,000,000 principal amount of Bonds of the 8.85% Series due 2005 (the twenty-first series), $70,000,000 principal amount of Bonds of the 9-1/2% Series due August 15, 2005 (the twenty-second series), $50,000,000 principal amount of Bonds of the 7-3/4% Series due 2007 (the twenty-third series), $25,000,000 principal amount of Bonds of the 5-5/8% Series due 1997 (the twenty-fourth series), $100,000,000 principal amount of Bonds of the 8-3/8% Series due 2009 (the twenty-fifth series), $50,000,000 principal amount of Bonds of the 10-1/4% Series due 1981 (the twenty-sixth series), $50,000,000 principal amount of Bonds of the 10-3/4% Series due 2004 (the twenty-seventh series), $38,300,000 principal amount of Bonds of the 6-1/8% Series due 2007 (the twenty-eighth series), $15,000,000 principal amount of Bonds of the 6-1/2% Series due 2004 (the twenty-ninth series), $20,000,000 principal amount of Bonds of the 6-1/2% Series due 2007 (the thirtieth series), $7,500,000 principal amount of Bonds of the 6-5/8% Series due 2009 (the thirty-first series), $30,000,000 principal amount of Bonds of the Floating Rate Series due 2010 (the thirty-second series), $50,000,000 principal amount of Bonds of the 14-1/2% Series due 1991 (the thirty-third series), $50,000,000 principal amount of Bonds of the Adjustable Rate Series due 2001 (the thirty-fourth series), $60,000,000 principal amount of Bonds of the 14-1/4% Series due 1992 (the thirty-fifth series), $50,000,000 principal amount of Bonds of the 11-7/8% Series due 1989 (the thirty-sixth series), $37,000,000 principal amount of Bonds of the 8-3/4% Series due 2010 (the thirty-seventh series), $75,000,000 principal amount of Bonds of the 11-1/4% Series due 2015 (the thirty-eighth series), $75,000,000 principal amount of Bonds of the 9-1/4% Series due 2016 (the thirty-ninth series), $75,000,000 principal amount of Bonds of the 8-3/4% Series due 2016 (the fortieth series), $75,000,000 principal amount of Bonds of the 8-1/4% Series due 2017 (the forty-first series), $75,000,000 principal amount of Bonds of the 9% Series due 1990 (the forty-second series), $75,000,000 principal amount of Bonds of the 9-3/4% Series due 2019 (the forty-third series), $75,000,000 principal amount of Bonds of the 8-5/8% Series due 2019 (the forty-fourth series), $100,000,000 principal amount of Bonds of the 9% Series due 2000 (the forty-fifth series), $100,000,000 principal amount of Bonds of the 9% Series due 2021 (the forty-sixth series), $75,000,000 principal amount of Bonds of the 8-1/2% Series due 2027 (the forty-seventh series); $30,000,000 principal amount of Bonds of the 6% Series due 2022 (the forty-eighth series); $37,000,000 principal amount of Bonds of the 6-3/8% Series due 2023 (the forty-ninth series); $78,000,000 principal amount of Bonds of the 6-1/2% Series due 2008 (the fiftieth series); $40,000,000 principal amount of Bonds of the 7-1/2% Series due 2028 (the fifty-first series); $100,000,000 principal amount of Bonds of the 7-1/4% Series due 2023 (the fifty-second series); $100,000,000 principal amount of Bonds of the 6-7/8% Series due 2023 (the fifty-third series); $50,000,000 principal amount of Bonds of the 5-5/8% Series due 2003 (the

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fifty-fourth series); $50,000,000 principal amount of Bonds of the 5-7/8% Series due 2008 (the fifty-fifth series); $75,000,000 principal amount of Bonds of the 6-7/8% Series due 2024 (the fifty-sixth series); $42,500,000 principal amount of Bonds of the 5-3/8% Series due 2024 (the fifty-seventh series); $38,300,000 principal amount of Bonds of the 5-3/8% Series due 2024 (the fifty-eighth series); $16,000,000 principal amount of Bonds of the 5-3/4% Series due 2010 (the fifty-ninth series); $100,000,000 principal amount of Bonds of the 6-1/2% series due 2005 (the sixtieth series); $75,000,000 principal amount of Bonds of the 7-3/8% Series due 2025 (the sixty-first series); $175,000,000 principal amount of Bonds of the 6-1/4% Series due 2007 (the sixty-second series); $270,000,000 principal amount of Bonds of the 6% Series due 2004 (the sixty-third series); $200,000,000 principal amount of Bonds of the 4.95% Series due 2013 (the sixty-fourth series); and $175,000,000 principal amount of Bonds of the 4.65% Series due 2014 (the sixty-fifth series) have been heretofore redeemed and retired and there are now issued and outstanding under the Original Indenture and under the supplemental indentures referred to above: $100,000,000 principal amount of Bonds of the 5.75% Series due 2034 (the sixty-sixth series); $175,000,000 principal amount of Bonds of the 5.40% Series due 2035 (the sixty-seventh series); $109,500,000 principal amount of Bonds of the Medco Collateral Series due 2022 (the sixty-eighth series); $250,000,000 principal amount of Bonds of the 6.50% Series due 2037 (the sixty-ninth series); $250,000,000 principal amount of Bonds of the 6.50% Series 2 due 2037 (the seventieth series); $250,000,000 principal amount of Bonds of the 7.90% Series due 2038 (the seventy-first series); $200,000,000 principal amount of Bonds of the 3.05% Series due 2022 (the seventy-second series); $250,000,000 principal amount of Bonds of the 4.15% Series due 2043 (the seventy-third series); $150,000,000 principal amount of Bonds of the 4.95% Series due 2043 (the seventy-fourth series); and $400,000,000 principal amount of Bonds of the 3.60% Series due 2024 (the seventy-fifth series); and

WHEREAS, for the purpose of conforming the Original Indenture to the standards prescribed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or otherwise modifying certain of the provisions of the Original Indenture, indentures supplemental thereto dated December 10, 1939, August 10, 1942, October 15, 1942, April 1, 1966, June 16, 1981, June 17, 1981, December 1, 1981, August 1, 1982, October 1, 1982, April 15, 1983, November 1, 1985, March 1, 1986, November 1, 1986, March 1, 1987, September 16, 1987, May 1, 1989, August 1, 1989, April 5, 1990, May 21, 1991, May 7, 1992, September 1, 1992, November 1, 1992, March 1, 1993, March 2, 1993, July 1, 1993, August 20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994, February 11, 1994, March 10, 1995, September 6, 1995, September 7, 1995, October 2, 1997, March 17, 1999 and November 17, 2003 have been heretofore entered into between the Company and the Trustee, and for the purpose of conveying additional property, indentures supplemental thereto dated July 15, 1942, October 15, 1947, December 31, 1948, December 31, 1949, February 15, 1951, February 16, 1953, March 15, 1954, March 15, 1955, March 15, 1956, April 1, 1957, May 1, 1958, May 1, 1959, May 2, 1960, April 3, 1961, May 1, 1962, May 1, 1963, April 23, 1964, May 3, 1965, June 1, 1966, April 28, 1967, July 3, 1967, May 1, 1968, June 16, 1969, May 15, 1970, September 1, 1971, June 17, 1981, November 1, 1985, September 16, 1987, May 1, 1989, May 21, 1991, May 7, 1992, July 1, 1993, October 2, 1997 and December 19, 2014 have been heretofore entered into between the Company and the Trustee, and for the purpose of better securing and protecting the Bonds then or thereafter issued and confirming the lien of the Original Indenture, an indenture dated October 15, 1942 supplemental thereto has been heretofore entered into between the Company and the Trustee; the

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Original Indenture as heretofore amended and supplemented being hereinafter referred to as the “Original Indenture as amended”; and

WHEREAS, the Company is entitled to have authenticated and delivered additional Bonds in substitution for refundable Bonds, upon compliance with the provisions of Section 7 of Article III of the Original Indenture as amended; and

WHEREAS, the Company, by appropriate action and in conformity with the terms of the Original Indenture has created a series of bonds known as First Mortgage Bonds, 4.15% Series due March 15, 2043 (hereinafter called “Bonds of 4.15% Series”); and

WHEREAS, the terms and provisions of the Bonds of 4.15% Series, and the form thereof, were set forth in an indenture supplemental to the Original Indenture, dated as of March 11, 2013, between the Company and the Trustee (hereinafter sometimes referred to as the “4.15% Series Supplemental Indenture”), which 4.15% Series Supplemental Indenture also provided for the initial issuance of Two Hundred Fifty Million Dollars ($250,000,000) aggregate principal amount of Bonds of 4.15% Series;

WHEREAS, pursuant to Part II, Section 1 of the 4.15% Series Supplemental Indenture, the principal amount of the Bonds of 4.15% Series that may be authenticated and delivered under the Original Indenture, as amended, is not limited, except as the Original Indenture limits the principal amount of bonds that may be issued thereunder;

WHEREAS, all acts and things prescribed by law and by the charter and bylaws of the Company necessary to make the Bonds of 4.15% Series, when executed by the Company and authenticated by the Trustee, as in the Original Indenture provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Original Indenture and indentures supplemental thereto, have been performed; and

WHEREAS, provision is made in Article II, Section 2 and Article XIV, Section 1 of the Original Indenture for additional supplemental indentures to the Original Indenture, for the purpose of (i) evidencing the determination of the Board of Directors of the Company to establish the terms of a series of bonds to be issued under the Original Indenture; (ii) adding to the covenants and agreements of the Company in the Original Indenture other covenants and agreements thereafter to be observed by the Company, or to surrender any right or power reserved to or conferred upon the Company in the Original Indenture; and (iii) subjecting to the lien of the Original Indenture any additional properties acquired after the date of the Original Indenture, with the same force and effect as though included in the granting clause thereof, and for any other purpose not inconsistent with the terms of the Original Indenture; and the Company since the date of the Original Indenture has acquired additional property not heretofore specifically subjected to the lien of the Original Indenture; and the Company desires to add certain further covenants and agreements of the Company for the protection of the mortgaged and pledged property and the holders of the bonds, as provided in this indenture supplemental to the Original Indenture (this “Supplemental Indenture”), which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of the bonds; and the Company desires to issue an additional Two Hundred Million Dollars ($200,000,000) in

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aggregate principal amount of the Bonds of 4.15% Series; and the Company therefore deems it advisable to enter into this Supplemental Indenture in the form and terms hereof; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture as amended and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That Potomac Electric Power Company, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, hereby covenants, declares and agrees with the Trustee and its successors in the trust under the Original Indenture as amended for the benefit of those who hold the Bonds and coupons, or any of them, issued or to be issued hereunder or under the Original Indenture as amended, as follows:

PART I.

Additional Issuance of Bonds of 4.15% Series

Bonds of 4.15% Series for the aggregate principal amount of Two Hundred Million Dollars ($200,000,000), shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered, after the recording hereof, in accordance with the request of the Company, signed by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, upon compliance by the Company with the applicable provisions of Articles III and XVIII of the Indenture. Said bonds shall be issued as an additional amount of the Bonds of 4.15% Series. Upon the issuance of said Bonds of 4.15% Series, the total outstanding aggregate principal amount of Bonds of 4.15% Series shall be Four Hundred and Fifty Million Dollars ($450,000,000).

PART II.

Additional Particular Covenants of the Company.

The Company hereby covenants, warrants and agrees that so long as any Bonds of 4.15% Series are outstanding:

SECTION 1.    The Company will not withdraw, pursuant to the provisions of Section 2 of Article VIII of the Original Indenture as amended, any moneys held by the Trustee as part of the trust estate in excess of an amount equal to the aggregate principal amount of such of the refundable Bonds as were theretofore issued by the Company; and that upon any such

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withdrawal by the Company refundable Bonds equal in aggregate principal amount to the amount so withdrawn shall be deemed to have been made the basis of such withdrawal.

SECTION 2.    Property additions purchased, constructed or otherwise acquired on or before December 31, 1946 shall not be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash, or the reduction of the amount of cash required to be paid to the Trustee under any provision of the Original Indenture as amended.

PART III.

Amendment of Indenture to Permit Qualification
Under the Trust Indenture Act.

The Company and the Trustee, from time to time and at any time, without any vote or consent of the holders of the Bonds of 4.15% Series, may enter into such indentures supplemental to the Original Indenture as may or shall by them be deemed necessary or desirable to add to or modify or amend any of the provisions of the Original Indenture so as to permit the qualification of the Original Indenture under the Trust Indenture Act.

Except to the extent specifically provided herein, no provision of this Supplemental Indenture is intended to modify, and the parties hereto do hereby adopt and confirm, the provisions of Section 318(c) of the Trust Indenture Act which amend and supersede provisions of the Original Indenture, as supplemented, in effect prior to November 15, 1990.

PART IV.

The Trustee.

The Trustee hereby accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture as amended set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Original Indenture as amended shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

PART V.

Miscellaneous Provisions.

This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

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The Company hereby constitutes and appoints Frederick J. Boyle, one of its Senior Vice Presidents, to be its true and lawful attorney-in-fact, for it and in its name to appear before any officer authorized by law to take and certify acknowledgments of deeds to be recorded in the District of Columbia, in the State of Maryland, in the Commonwealth of Virginia, and in the Commonwealth of Pennsylvania and to acknowledge and deliver these presents as the act and deed of said Company.

The Bank of New York Mellon, hereby constitutes and appoints Laurence J. O’Brien, one of its Vice Presidents, to be its true and lawful attorney-in-fact, for it and in its name to appear before any officer authorized by law to take and certify acknowledgments of deeds to be recorded in the District of Columbia, in the State of Maryland, in the Commonwealth of Virginia, and in the Commonwealth of Pennsylvania and to acknowledge and deliver these presents as the act and deed of said The Bank of New York Mellon.

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IN WITNESS WHEREOF, said Potomac Electric Power Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said The Bank of New York Mellon, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its authorized officers, all as of the 9th day of March, 2015.

Potomac Electric Power Company

(Corporate Seal)	By	/s/ Frederick J. Boyle
Frederick J. Boyle
Senior Vice President

Attested:

/s/ Jane K. Storero
Jane K. Storero
Secretary

Signed, sealed and delivered by
Potomac Electric Power Company in
the presence of:

/s/ Deborah A. Gardner

/s/ Kerri L. Clark

As Witnesses

The Bank of New York Mellon, as Trustee

(Corporate Seal)	By	/s/ Laurence J. O’Brien
Laurence J. O’Brien
Vice President
Attested:

/s/ Timothy W. Casey
Timothy W. Casey
Vice President

Signed, sealed and delivered by The
Bank of New York Mellon in the presence
of:

/s/ Deborah A. Gardner

/s/ Kerri L. Clark

As Witnesses

City of Washington,

District of Columbia,	ss.:

I, Linda Epperly, a Notary Public in and for the District of Columbia, United States of America, do hereby certify that Frederick J. Boyle and Jane K. Storero, whose names as Senior Vice President and Secretary, respectively, of Potomac Electric Power Company, a corporation, are signed to the foregoing and hereto attached deed, bearing date as of the 9th day of March, 2015, personally appeared this day before me in my District aforesaid and acknowledged themselves to be, respectively, a Senior Vice President and the Secretary of Potomac Electric Power Company, and that they as such, being authorized so to do, executed the said deed by signing the name of Potomac Electric Power Company by Frederick J. Boyle, as Senior Vice President, and attested by Jane K. Storero, as Secretary, and acknowledged the same before me in my District aforesaid and acknowledged the foregoing instrument to be the act and deed of Potomac Electric Power Company.

Given under my hand and official seal this 9th day of March, 2015.

(Notarial Seal)
/s/ Linda Epperly
Notary Public
District of Columbia

My Commission Expires: January 1, 2020

Certification:

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Jeffrey M. Taylor
Jeffrey M. Taylor, Esq.

City of Washington,

District of Columbia,	ss.:

I, Linda Epperly, a Notary Public in and for the District of Columbia, United States of America, do hereby certify that Frederick J. Boyle, a Senior Vice President of Potomac Electric Power Company, a corporation, one of the parties to the foregoing instrument bearing date as of the 9th day of March, 2015, and hereto annexed, this day personally appeared before me in the City of Washington, the said Frederick J. Boyle being personally well known to me as the person who executed the said instrument as a Senior Vice President of and on behalf of said Potomac Electric Power Company and known to me to be the attorney-in-fact duly appointed therein to acknowledge and deliver said instrument on behalf of said corporation, and, as such attorney-in-fact, he acknowledged said instrument to be the act and deed of said Potomac Electric Power Company, and delivered the same as such. I further certify that the said Frederick J. Boyle, being by me duly sworn, did depose and say that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

Given under my hand and official seal this 9th day of March, 2015.

(Notarial Seal)

/s/ Linda Epperly
Notary Public
District of Columbia

My Commission Expires: January 1, 2020

City of Washington,

District of Columbia,	ss.:

I, Linda Epperly, a Notary Public in and for the District of Columbia, United States of America, do hereby certify that Laurence J. O’Brien and Timothy W. Casey, each of whose names as a Vice President of The Bank of New York Mellon, a New York banking corporation, are signed to the foregoing and hereto attached deed, bearing date as of the 9th day of March, 2015, personally appeared before me this day in the City of Washington and acknowledged themselves to be, each a Vice President of The Bank of New York Mellon, and that they as such, being authorized so to do, executed the said deed by signing the name of The Bank of New York Mellon, by Laurence J. O’Brien, as Vice President, and attested by Timothy W. Casey, as Vice President, and acknowledged the same before me in the District aforesaid and acknowledged the foregoing instrument to be the act and deed of The Bank of New York Mellon, as therein set forth.

Given under my hand and official seal this 9th day of March, 2015.

(Notarial Seal)

/s/ Linda Epperly
Notary Public
District of Columbia

My Commission Expires: January 1, 2020

City of Washington,

District of Columbia,	ss.:

Laurence J. O’Brien, of full age, being sworn according to law, on his oath deposes and says that he is a Vice President of The Bank of New York Mellon, the Trustee named in the foregoing Supplemental Indenture, dated as of the 9th day of March, 2015, that he is the Vice President of said Trustee for the purpose of perfecting such Supplemental Indenture and that the consideration in the Original Indenture referred to therein and in all indentures supplemental to said Original Indenture, including the foregoing Supplemental Indenture, is true and bona fide as therein set forth.

Subscribed and sworn to before me this 9th day of March, 2015.

(Notarial Seal)

/s/ Linda Epperly
Notary Public
District of Columbia

My Commission Expires: January 1, 2020

City of Washington,

District of Columbia,	ss.:

I, Linda Epperly, a Notary Public in and for the District of Columbia, United States of America, do hereby certify that Laurence J. O’Brien, a Vice President of The Bank of New York Mellon, a New York banking corporation, one of the parties to the foregoing instrument bearing date as of the 9th day of March, 2015, and hereto annexed, this day personally appeared before me, the said Vice President, being personally well known to me as the person who executed the said instrument as a Vice President of and on behalf of said The Bank of New York Mellon, and known to me to be the attorney-in-fact duly appointed therein to acknowledge and deliver said instrument on behalf of said corporation, and, as such attorney-in-fact, he acknowledged said instrument to be the act and deed of said The Bank of New York Mellon, and delivered the same as such. I further certify that the said Laurence J. O’Brien, being by me duly sworn, did depose and say that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

Given under my hand and official seal this 9th day of March, 2015.

(Notarial Seal)

/s/ Linda Epperly
Notary Public
District of Columbia

My Commission Expires: January 1, 2020

CERTIFICATE OF RESIDENCE

The Bank of New York Mellon, Mortgagee and Trustee within named, hereby certifies that its precise address is 101 Barclay Street, New York, New York 10286.

The Bank of New York Mellon, as Trustee

By:	/s/ Laurence J. O’Brien
Laurence J. O’Brien
Vice President